UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 10, 2019 (Date of earliest event reported)

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2019, T2 Biosystems, Inc. (the “Company”) entered into Amendment No. 5 to Term Loan Agreement (the “Fifth Amendment”), with CRG Servicing LLC as administrative agent and collateral agent (in such capacities, “Administrative Agent”) and the lenders listed on the signature pages thereto (the “Lenders”) to modify certain terms of that certain Term Loan Agreement , dated as of December 30, 2016, by and among the Company, the Administrative Agent and the lenders party thereto (such Term Loan Agreement, as amended or modified prior to the Fifth Amendment, the “Loan Agreement”).

The Fifth Amendment extends the interest-only payment period from December 31, 2020 to December 31, 2021 and reduces the annual product revenue target (i) for 2019 from $9,000,000 to $4,000,000, (ii) for the twenty-four month period beginning on January 1, 2019 from $95,000,000 to $15,000,000 and (iii) for the twenty-four month period beginning on January 1, 2020 from $140,000,000 to $43,000,000 (each of the foregoing clauses (i) – (iii), the “Minimum Required Revenue”). In the event that the Company does not meet the Minimum Required Revenue, the Company can satisfy such requirement by paying to the Lenders within ninety days of the end of the respective calendar year an amount equal to (x) two multiplied by the (y) Minimum Required Revenue minus the Company’s actual annual revenue, and such amount shall be used to prepay the outstanding loans. The final payment fee was also increased from 8% to 10% of the principal amount of all loans made by Lenders under the Loan Agreement, including any PIK loans.

In connection with the execution of the Fifth Amendment the Company also issued to the Lenders additional warrants (the “New Warrants”) to purchase a total of 568,291 shares of the Company’s common stock at an exercise price of $1.55, with typical provisions for termination upon a change of control or a sale of all or substantially all of the assets of the Company. The Company also reduced the exercise price for the four warrants previously issued to the Lenders (the “Existing Warrants” and, together with the New Warrants, the “Warrants”) to purchase an aggregate of 528,958 shares of the Company’s common stock to $1.55. All of the New Warrants are exercisable any time prior to September 9, 2029, and all of the Existing Warrants are exercisable any time prior to December 30, 2026. The exercise of the Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrants, exceeds the exercise price of the Warrants.

The foregoing summary is qualified in its entirety by reference to the Fifth Amendment, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
CEO & President